Exhibit 3.2.55

AMENDED AND RESTATED BYLAWS

OF

M STREET CORPORATION

Dated March 13, 2008

i

3.6	Secretary	6

3.7	Treasurer	6

3.8	Other Officers and Agents	6

3.9	Removal of Officers	6

3.10	Vacancies	6

3.11	Salaries	6

SECTION 4 BUSINESS OF THE CORPORATION		6

4.1	Obligations	6

4.2	Contracts	6

4.3	Loans to Corporation	7

4.4	Checks and Drafts	7

SECTION 5 INDEMNIFICATION		7

5.1	Indemnification of Directors and Officers	7

5.2	Advance for Expenses	7

5.3	Funding	8

5.4	Employees and Agents	8

5.5	Notice to Shareholders	8

SECTION 6 STOCK		8

6.1	Certificate of Stock	8

6.2	Legend on Certificates of Stock	8

6.3	Transfer	9

6.4	Shareholders of Record	9

6.5	Loss or Destruction of Certificates	9

6.6	Record Date and Transfer Books	9

6.7	Regulations	9

6.8	Preemptive Rights	9

SECTION 7 BOOKS AND RECORDS		9

7.1	Records of Corporate Meetings and Share Register	9

7:2	Reliance on Records	10

SECTION 8 CORPORATE SEAL		10

SECTION 9 AMENDMENTS		10

CERTIFICATE OF ADOPTION		11

ii

AMENDED AND RESTATED BYLAWS

OF

M STREET CORPORATION

(Incorporated Under the Laws of Washington)

SECTION 1

SHAREHOLDERS’ MEETINGS

1.1 Place. Shareholders’ meetings will be held at the principal office of the corporation, or at any other location within or without the State of Washington as determined by the Board of Directors and stated in the notice of meeting.

1.2 Annual Meeting. The annual meeting of the corporation’s shareholders for the election of Directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting will be held each year on May 1st, if not a legal holiday, or, if a legal holiday, then on the next succeeding day which is not a holiday, at 10 a.m., unless otherwise stated in the notice of meeting. Failure to hold an election of Directors at the annual shareholders’ meeting or failure to hold an annual shareholders’ meeting at the time stated in these Bylaws, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of Directors and for the transaction of any other business that may properly come before the meeting. Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders. Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meeting will be given in the same manner as notice of a special meeting of the shareholders.

1.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, any member of the Board of Directors, or holders of not less than ten percent (10%) of all shares of stock of the corporation entitled to vote on any issue proposed to be considered at the meeting.

1.4 Notices of Meetings. Written notice stating the date, time, and place of the meeting, any information required by Subsection 5.5 of these Bylaws, and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a purpose of the meeting is to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, or the dissolution of the corporation, in which case notice will be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting. Notice of any shareholders’ meeting will be delivered either personally or by mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting and to others as required by law. If mailed, the notice will be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to the shareholder at his or her address as it appears in the current records of the corporation.

1.5 Waiver of Notice. Notice of any shareholders’ meeting may be waived at any time, either before or after the meeting, if the waiver is in writing, signed by the shareholders entitled to notice, and delivered to the corporation. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.6 Adjourned Meetings. An adjournment or adjournments of any shareholders’ meeting may be taken until the time and place determined by those present, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise. However, any meeting at which Directors are to be elected will be adjourned only from day to day until the Directors are elected.

1.7 Quorum of Shareholders. A majority of the votes in a voting group entitled to vote on a matter represented at a shareholders’ meeting in person or by proxy other than solely to object to the meeting or the business to be transacted, having once been in attendance at the meeting, will constitute a quorum for that voting group for action taken during the meeting on that matter. If a quorum is present, action is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other during the meeting. Participation by such means will constitute presence in person at a meeting.

1.8 Voting of Shares. All voting at shareholders’ meetings will be by voice vote unless any qualified voter demands a vote by ballot. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each outstanding share is entitled to one vote on each matter submitted, and shareholders do not have the right to cumulate their votes with respect to the election of Directors.

1.9 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all shareholders entitled to vote on the action and is delivered to the corporation. Once delivered, the consent resolution will have the same force and effect as a unanimous vote of the shareholders.

SECTION 2

BOARD OF DIRECTORS

2.1 Number and Qualifications. The business and affairs of the corporation will be managed by a board of directors, the members of which need not be shareholders of the corporation or residents of the State of Washington. The number of Directors will be as set by the Articles of Incorporation or by resolution of the Board of Directors from time to time. If not set by the Articles or the Board, the number of Directors will be three (3).

2.2 Election - Term of Office. The Directors will be elected by the shareholders at each annual shareholders’ meeting, to hold office until the next annual shareholders’ meeting and until their respective successors are elected and qualified.

2.3 Vacancies. Except as otherwise provided by law or unless the number of Directors established under Subsection 2.1 above, as amended from time to time, is less than two (2), vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining Directors, whether constituting a quorum or not, or by the shareholders entitled to vote for the positions vacated. Directors elected to fill vacancies will hold office during the unexpired term of their predecessors and until their successors are elected and qualified.

2.4 Annual Meeting. The first meeting of each newly elected Board of Directors will be known as the annual meeting of the Board of Directors and will be held immediately after and at the same place as the annual shareholders’ meeting or any later shareholders’ meeting at which a Board of Directors is elected.

2.5 Regular Meetings. Regular meetings of the Board of Directors will be held on the dates and at the times and places decided by resolution of the Board of Directors.

2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place whenever called by an officer or Director of the corporation.

2.7 Notice of Meetings. Notice of the annual or regular meetings of the Board of Directors is not required. Notice of the date, time, and place of special meetings of the Board of Directors must be given, by or at the direction of the Chairman of the Board, the President, the Secretary, or any person or persons calling the meeting, by mail, facsimile, radio, telegram, or personal communication over the telephone or otherwise, at least two (2) days prior to the day on which the meeting is to be held. No notice need be given if the time and place of the meeting has been fixed by resolution of the Board of Directors and a copy of the resolution has been mailed to every Director at least three (3) days before the meeting.

2.8 Waiver of Notice. Notice of any meeting of the Board of Directors may be waived at any time, either before or after a meeting, if the waiver is in writing, signed by the Director entitled to notice, and delivered to the corporation. Notice is waived by any Director attending or participating in a meeting unless the Director, at the beginning of the meeting or promptly on the Director’s arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

2.9 Quorum of Directors; Attendance. A majority of the number of Directors fixed in accordance with the Articles of Incorporation or Bylaws from time to time will constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board of Directors. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the meeting. Participation by such means will constitute presence in person at a meeting.

2.10 Dissent by Directors. A Director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action unless (a) the Director objects at the beginning of the meeting, or promptly on his or her arrival, to holding the meeting or transacting business at the meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

2.11 Action Without Meeting. Any action which may be or is required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee designated by the Board of Directors, may be taken without a meeting if a written consent resolution, setting forth the action taken, is signed by all of the Directors or all of the members of the committee, as the case may be, and is delivered to the corporation. The fully signed consent resolution will have the same force and effect as a unanimous vote.

2.12 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee or one or more other committees. Each must consist of two (2) or more persons. The committees will be governed by the same rules regarding meetings, actions without meetings, notices, waivers of notice, and quorum and voting requirements applied to the Board of Directors. To the extent provided in the resolution forming the committee, each committee will have and may exercise all the authority of the Board of Directors, except that no committee will have the authority to:

(a) Authorize or approve a distribution except according to a general formula of method prescribed by the Board of Directors;

(b) Approve or propose to shareholders action required to be approved by shareholders;

(c) Fill vacancies on the Board of Directors or on any of its committees;

(d) Amend the Articles of Incorporation of the corporation;

(e) Adopt, amend, or repeal the Bylaws of the corporation;

(f) Approve a plan of merger not requiring shareholder approval, or

(g) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except as authorized by the Board of Directors within limits specifically prescribed by the Board.

The creation of, delegation of authority to, or action by such a committee of the Board will not operate to relieve the Board of Directors, or any of its members, of any responsibility imposed by law.

SECTION 3

OFFICERS

3.1 Officers Enumerated - Election. The officers of the corporation may include a President, Secretary, and Treasurer and one or more Vice Presidents, as well as any assistants to the officers as the Board of Directors may determine. The Board of Directors, in its discretion, may also elect a Chairman of the Board from among the members of the Board. All officers will be elected by the Board of Directors at its annual meeting to hold office until their successors are elected and qualified.

3.2 Qualifications. None of the officers of the corporation need be a Director, except the Chairman of the Board. Any two or more offices may be held by the same person.

3.3 Chairman of the Board. The Chairman of the Board, if any, will preside at all meetings of the Board of Directors and of the shareholders at which he or she is present, will have powers coextensive with the President in regard to supervision and management of the business of the corporation and its officers and agents, will be the chief executive officer if so designated by the Board of Directors, and will perform any other duties assigned to that office by the Board of Directors from time to time.

3.4 President. The President will be the chief executive officer, unless a Chairman of the Board has been designated as such, and chief operating officer of the corporation. Subject to the authority of the Board of Directors, the President will have general charge, supervision, and control over the business and affairs of the corporation and will be responsible for its management. The President will submit a report of the operations of the corporation for the preceding year to the shareholders at their annual meeting. If no Chairman of the Board is elected by the Board of Directors or in the absence of the Chairman of the Board, the President will preside at all meetings of the shareholders, and of the Board of Directors if he or she is a member of the Board. Any shares of stock of another corporation held by the corporation will be voted by the President, subject to direction from the Board of Directors. The President will perform any other duties assigned to that office from time to time by the Board of Directors.

3.5 Vice President. If the President is absent or disabled, the Vice President will have and may exercise and perform the authority and duties of the President. In addition, the Vice President will perform any other duties assigned to that office by the Board of Directors or President from time to time. If more than one Vice President is elected, the Vice Presidents will have the titles, seniority, and duties established for them by the Board of Directors.

3.6 Secretary. The Secretary will prepare and keep minutes of meetings of shareholders and Directors, will be responsible for authenticating records of the corporation, and will exercise the usual authority pertaining to the office of secretary. The Secretary will keep the stock book of the corporation, a record of certificates representing shares of stock issued by the corporation, and a record of transfers of certificates. The Secretary will keep and, when proper, affix the seal of the corporation, if any, and will perform any other duties assigned to that office by the Board of Directors or President from time to time.

3.7 Treasurer. The Treasurer will have charge and custody of and be responsible for all funds and securities of the corporation. The Treasurer will deposit all such funds in the name of the corporation in the depositories or invest them in the investments designated or approved by the Board of Directors, and will authorize disbursement of the funds of the corporation in payment of just demands against the corporation or as may be ordered by the Board of Directors on securing proper vouchers. The Treasurer will render to the Board of Directors from time to time, as may be required, an account of all transactions as Treasurer, and will perform any other duties assigned to that office from time to time by the Board of Directors or President.

3.8 Other Officers and Agents. The Board of Directors may appoint other officers and agents as it deems necessary or expedient. Such other officers will hold their offices for terms as provided in Subsection 3.1 above, and such other agents will hold their positions for the periods determined from time to time by the Board of Directors. These other officers and agents will exercise the authority and perform the duties prescribed for them by the Board of Directors, which authority and duties may include, in the case of the other officers, one or more of the duties of the named officers of the corporation.

3.9 Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by doing so. Removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights.

3.10 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

3.11 Salaries. Salaries of all officers and agents of the corporation appointed by the Board of Directors will be fixed by the Board of Directors.

SECTION 4

BUSINESS OF THE CORPORATION

4.1 Obligations. The President and Chairman of the Board, if any (or the Vice President in their absence or disability), will have responsibility for and authority to carry out the normal and regular business affairs of the corporation. Any agreements or other documents requiring Board approval will be valid if approved by the Board and signed in accordance with Subsection 4.2 of these Bylaws.

4.2 Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances.

4.3 Loans to Corporation. No loans will be contracted on behalf of the corporation, and no evidence of indebtedness will be issued in its name, unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

4.4 Checks and Drafts. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation will be signed by the officer(s) or agent(s) of the corporation and in the manner prescribed from time to time by the Board of Directors.

SECTION 5

INDEMNIFICATION

5.1 Indemnification of Directors and Officers. Each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a Director or officer of the corporation or, being or having been a Director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent or in any other capacity, will be indemnified and held harmless by the corporation to the full extent permitted by applicable law, as then in effect, against all expense, liability, and loss, including, without limitation, attorneys’ fees, judgments, fines, penalties, excise taxes and other amounts assumed with respect to pension, profit sharing, and other employee benefit plans, and amounts to be paid in settlement, actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of his or her heirs, executors, and administrators. No indemnification will be provided under this Section to any person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification. The right to indemnification and the payment or reimbursement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section will not be exclusive of any other right which any person may have or acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of shareholders or disinterested Directors, or otherwise. The right to indemnification conferred in this Section will be a contract right.

5.2 Advance for Expenses. The indemnification provided under this Section will include the right to be paid or reimbursed by the corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of a proceeding will be made to or on behalf of a Director or officer only on delivery to the corporation of a written affirmation of such person’s good faith belief that he or she met the standard of conduct described in RCW 23B.08.510 and a written undertaking, by or on behalf of the Director or officer, to repay all amounts so advanced if it is ultimately determined that the Director or officer is not entitled to be indemnified under this Section or otherwise. The undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

5.3 Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify that person against such expense, liability, or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director or officer of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest, or use other means to ensure the payment of amounts necessary to effect indemnification as provided in this Section.

5.4 Employees and Agents. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay or reimburse expenses in advance of the final disposition of a proceeding to employees and agents of the corporation within the same scope and to the same effect allowed by the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation or by the Washington Business Corporation Act or otherwise.

5.5 Notice to Shareholders. Any indemnification of a Director in accordance with this Section, including any payment or reimbursement of expenses, will be reported to the shareholders with the notice of the next shareholders’ meeting or prior to that time in a written report containing a brief description of the proceedings involving the Director being indemnified, and the nature and extent of the indemnification.

SECTION 6

STOCK

6.1 Certificate of Stock. Certificates of stock will be issued in numerical order. Each shareholder will be entitled to a certificate signed, either manually or in facsimile, by the President or Vice President and the Secretary, or by the Board of Directors. The certificate may be sealed with the corporate seal. Every certificate of stock will state:

(a) The name of the corporation and the fact that the corporation is incorporated under the laws of the State of Washington;

(b) The name of the registered holder of the shares represented by the certificate; and

(c) The number and class of the shares and the designation of the series, if any, represented by the certificate.

6.2 Legend on Certificates of Stock. The corporation will cause the certificates of stock of the corporation to be endorsed with the following legend prior to their issuance:

This stock has not been registered under the Securities Act of 1933, as amended, or any state securities law. It may not be sold or otherwise transferred unless registered under applicable federal or state securities laws, or unless the Company issuing the stock is furnished with an opinion of counsel acceptable to it that an exemption from registration is available.

6.3 Transfer. Subject to any legend appearing on the certificate, shares of stock may be transferred by delivery of the certificate, accompanied by either an assignment in writing on the back of the certificate or a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer will be valid, except as between the parties to the transfer, until the transfer is made on the books of the corporation. Except as otherwise specifically provided in these Bylaws, no shares of stock will be transferred on the books of the corporation until the outstanding certificate or certificates representing the transferred stock have been surrendered to the corporation.

6.4 Shareholders of Record. The corporation will be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact of those shares for all purposes, including the payment of dividends on and the right to vote the stock, unless provided otherwise by the Board of Directors.

6.5 Loss or Destruction of Certificates. If any certificate of stock is lost or destroyed, another may be issued in its place on proof of loss or destruction and on the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

6.6 Record Date and Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors will make in advance a record date for any such determination of shareholders. The record date in any case will not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If no record date is fixed for these purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, will be the record date for the determination of shareholders.

6.7 Regulations. The Board of Directors will have the power and authority to make all rules and regulations it deems expedient concerning the issue, transfer, conversion, and registration of certificates for shares of stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the United States or the State of Washington.

6.8 Preemptive Rights. Shareholders do not have a preemptive right to acquire unissued shares of stock of the corporation.

SECTION 7

BOOKS AND RECORDS

7.1 Records of Corporate Meetings and Share Register. The corporation will keep at either its principal place of business, its registered office, or another place permitted by law, as the Board of Directors may designate, (a) complete books and records of account and complete minutes or records of all of the proceedings of the Board of Directors, Director committees, and shareholders, and (b) a record of shareholders, giving the names of the shareholders in alphabetical order by class of shares and showing their respective addresses and the number and class of shares held by each.

7.2 Reliance on Records. Any person dealing with the corporation may rely on a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors, Director committees, or shareholders when certified by the President, Vice President, or Secretary.

SECTION 8

CORPORATE SEAL

The corporation may adopt, but will not be required to adopt, a corporate seal. If a seal is adopted, it will consist of a flat-faced circular die producing words, letters, and figures in raised form which will state the name of the corporation, the year of its incorporation, and the words “corporate seal.”

SECTION 9

AMENDMENTS

These Bylaws may be amended, altered, or repealed at any regular meeting of the Board of Directors by the affirmative vote of a majority of the full Board of Directors. The corporation’s shareholders may also amend, alter, or repeal these Bylaws by majority vote at any meeting of shareholders if notice of the proposed action is included in the notice of the meeting.

CERTIFICATE OF ADOPTION

The undersigned, being the Senior Vice President/Treasurer of M STREET CORPORATION, certifies that these are the Amended and Restated Bylaws of the corporation, adopted by the Board of Directors by unanimous written consent in lieu of organizational meeting, dated March 13, 2008.

DATED this 17 day of March, 2008.

/s/ Brian Coleman
Name:	Brian Coleman
Title:	Senior Vice President/Treasurer